Exhibit 99

NIC Earns Six Cents Per Share in Second Quarter 2010 on 19 Percent Increase in Portal Gross Profits

OLATHE, Kan.--(BUSINESS WIRE)--August 5, 2010--NIC Inc. (NASDAQ: EGOV) today announced net income of $3.9 million and earnings per share of six cents on total revenues of $40.7 million for the three months ended June 30, 2010. In second quarter 2009, the company reported net income of $4.7 million and earnings per share of seven cents on total revenues of $31.8 million.

Second quarter 2009 results included a non-recurring gain (net of tax) of approximately $2.2 million relating to the previously announced acquisition of eGovernment contracts in the state of Texas. Second quarter 2009 financial results also included approximately $0.5 million of acquisition-related costs included in selling & administrative expenses and $0.6 million of intangible asset amortization expense related to the acquisition.

Second quarter 2010 portal revenues and cost of portal revenues from the new Texas contract that commenced on January 1, 2010 were approximately $9.2 million and $7.0 million, respectively. Portal revenues and cost of portal revenues from the prior Texas contract in the second quarter of 2009 from the May 29, 2009 acquisition date were approximately $2.9 million and $2.0 million, respectively. Current quarter portal revenues and cost of portal revenues from the New Mexico Motor Vehicle Division engagement, which launched in the fourth quarter 2009, were $0.5 million and $0.2 million, respectively. Cost of portal revenues in the current quarter also includes approximately $0.2 million in other portal-related start-up expenses. Second quarter 2010 revenues from the National Motor Carrier Pre-Employment Screening Program since the May 11th launch were approximately $0.3 million (included in software & services revenues), with associated costs of approximately $0.5 million.

“NIC’s portal operations continue to produce solid results even in our nation’s weak economy,” said Harry Herington, Chairman of the Board and Chief Executive Officer at NIC. “Furthermore, we are very pleased with the progress of our first self-funded venture in the federal government space that launched in May. The Pre-Employment Screening Program for the Department of Transportation’s Federal Motor Carrier Safety Administration is ramping up nicely and we are encouraged by its future growth potential.”

Quarterly portal revenues were a record $39.5 million, a 28 percent increase over second quarter 2009. On a same-state basis, portal revenues grew seven percent in the second quarter. Same-state transaction-based revenues from non-driver record exchange (non-DMV) services rose 18 percent over second quarter 2009 through continued strong performance from several key applications, including tax filings, motor vehicle registrations, professional license renewals, and payment processing. Same-state DMV revenues grew one percent in second quarter 2010, while same-state portal time & materials revenues decreased 10 percent from second quarter 2009.

As expected, portal gross profit percentage was 39 percent in the current quarter, down from 42 percent in the prior year quarter. This was due mainly to the gross profit percentage from the new Texas portal contract, which is currently lower than the company-wide average without Texas. Excluding results from the Texas portal, the portal gross profit percentage would have been 44 percent in the current quarter. Portal gross profits increased to $15.6 million, a 19 percent improvement over the prior year quarter.

“Our self-funded model allows our government partners to deliver valuable services without adding to their budget challenges, and each quarter we launch dozens of new applications and identify expansion opportunities as evidenced by our consistent non-DMV revenue growth,” said Steve Kovzan, NIC’s Chief Financial Officer. “We recognize that the time & materials component of our portal revenues was again lower this quarter, reflecting government’s hesitancy to use appropriated dollars in light of ongoing budget challenges. This is why our long-term focus remains on growing recurring, transaction-based revenue sources that are self-sustaining and avoid budget appropriations.”

As a percentage of total revenues, selling & administrative expenses were 20 percent in the current quarter, down from 22 percent in the second quarter of 2009. Selling & administrative expenses were $8.1 million in the current quarter, up from $7.2 million in the second quarter of 2009, due mainly to approximately $1.4 million of legal costs in connection with the previously disclosed SEC investigation and Audit Committee review of expense reporting by NIC's former Chief Executive Officer and related matters. These legal costs are net of $0.4 million of legal costs reimbursed by NIC's directors and officers liability insurance carrier to date and compare to $0.2 million of legal costs in the prior year quarter. As disclosed in NIC’s quarterly report on Form 10-Q for the quarter ended June 30, 2010, the Company expects to continue to incur significant legal fees and other expenses and could incur penalties in connection with the ongoing SEC investigation and Audit Committee review. The Company's directors and officers liability insurance carrier has agreed to reimburse NIC for reasonable costs of defense of the Company and the officers who received Wells Notices, which are incurred after March 9, 2010, and has agreed to reimburse the Company for certain expenses incurred prior to March 9, 2010, in each case, subject to the retention of $250,000 which has already been absorbed by NIC, and certain customary policy exclusions. To the extent the Company’s directors and officers liability insurance carrier reimburses the Company for expenses previously recorded in selling & administrative expenses, including expenses incurred in the second quarter of 2010, the Company will treat any such reimbursements as a reduction of selling & administrative expenses in the period such reimbursement is determined to be estimable and probable.

On June 30, 2010, NIC’s cash and cash equivalents totaled $53.1 million. On February 26, 2010, NIC used $19.3 million of its cash reserves to pay a $0.30 per share special cash dividend to shareholders.

Operational Highlights

In the second quarter, several of NIC’s state partners signed new agreements and approved contract extensions. West Virginia signed a new contract for up to three years, Colorado renewed its agreement for another four years, and the New Mexico Motor Vehicle Division extended for three more years. Rhode Island approved a two-year contract extension, both Arkansas and Tennessee renewed for one year, and Indiana expanded its agreement by signing a four-year extension.

“NIC’s success is based on maintaining long-term and mutually beneficial relationships with our government partners,” concluded Herington. “The seven states that extended their engagements in the second quarter recognize the value we deliver, and I want to thank West Virginia, Colorado, the New Mexico Motor Vehicle Division, Rhode Island, Arkansas, Tennessee, and Indiana for continuing to entrust their eGovernment solutions to NIC.”

Previous Full-Year 2010 Outlook Reaffirmed

For full-year 2010, NIC confirms its previous guidance and currently expects total revenues of $156.0 - $161.0 million, with portal revenues ranging from $151.0 - $155.5 million and software & services revenues of $5.0 - $5.5 million. The Company also currently expects operating income to range from $24.0 - $26.5 million and net income of $14.5 - $16.0 million.

However, if the Company incurs significant legal fees and other expenses in the future in connection with the ongoing SEC investigation and Audit Committee review for which insurance reimbursement is delayed or denied or incurs significant penalties in connection with the SEC investigation, the Company’s financial position, results of operations and cash flows could be materially adversely affected and the Company may fall short of its operating income and net income guidance for fiscal year 2010. There can be no assurance that certain past expenses and all future expenses incurred by the Company in connection with the SEC investigation will be covered by applicable insurance policies.

Second Quarter Earnings Call and Webcast Details
Dial-In Information
Thursday, August 5, 2010
4:30 p.m. (EDT)

Call bridge:	888-549-7880 (U.S. callers) or 480-629-9868 (international callers)
Call leaders:	Harry Herington, Chairman of the Board and Chief Executive Officer
Steve Kovzan, Chief Financial Officer

Webcast Information

To sign in and listen: The webcast system is available at http://www.nicusa.com/investors.

A replay of the webcast will be available until 11:00 p.m. (EDT) on November 4, 2010, by visiting http://www.nicusa.com/investors.

About NIC

NIC (NASDAQ: EGOV) is the nation's leading provider of official government websites, online services, and secure government payment processing solutions. The company's innovative eGovernment services help reduce costs and increase efficiencies for government agencies, citizens, and businesses across the country. The NIC family of companies provides eGovernment solutions for more than 3,000 federal, state, and local agencies that serve 98 million people in the United States. Additional information is available at http://www.nicusa.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this release that do not relate to historical or current facts constitute forward-looking statements. These statements include the potential for growth in revenues and income, and statements regarding continued implementation of NIC's business model and its development of new products and services. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, NIC’s ability to successfully integrate into its operations recently awarded eGovernment contracts; NIC's ability to successfully increase the adoption and use of eGovernment services; the success of the company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; the SEC investigation; and general economic conditions (including the current economic slowdown) and the other important cautionary statements and risk factors described in NIC's 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2010, and in NIC’s Quarterly Reports on Form 10-Q filed with the SEC in 2010. NIC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

NIC INC. FINANCIAL SUMMARY (UNAUDITED) Thousands except per share amounts

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Portal revenues	$39,482	$30,768	$76,668	$57,172
Software & services revenues	1,256	1,034	2,327	2,040
Total revenues	40,738	31,802	78,995	59,212
Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization	23,909	17,718	47,205	32,609
Cost of software & services revenues, exclusive of depreciation & amortization	1,003	623	1,932	1,239
Selling & administrative	8,103	7,155	15,406	13,426
Nonrecurring gain on acquisition of business (net of tax)	-	(2,184)	-	(2,184)
Amortization of acquisition-related intangible assets	81	629	161	629
Depreciation & amortization	1,090	1,003	2,172	1,940
Total operating expenses	34,186	24,944	66,876	47,659
Operating income	6,552	6,858	12,119	11,553
Other income (expense):
Interest income	1	5	1	45
Other income (expense), net	(2)	-	(2)	-
Total other income	(1)	5	(1)	45
Income before income taxes	6,551	6,863	12,118	11,598
Income tax provision	2,621	2,132	4,865	4,089
Net income	$3,930	$4,731	$7,253	$7,509

Basic net income per share	$0.06	$0.07	$0.11	$0.11
Diluted net income per share	$0.06	$0.07	$0.11	$0.11

Weighted average shares outstanding
Basic	63,468	62,935	63,368	62,867
Diluted	63,529	63,028	63,435	62,937

Key Financial Metrics:
Revenue growth - outsourced portals	28%	25%	34%	18%
Same state revenue growth - outsourced portals	7%	13%	7%	12%
Recurring portal revenue percentage	88%	89%	89%	90%
Gross profit % - outsourced portals	39%	42%	38%	43%
Selling & administrative as a % of total revenue	20%	22%	20%	23%
Operating income margin as a % of total revenue	16%	22%	15%	20%

Portal Revenue Analysis:
DMV transaction-based	$16,339	$13,169	$33,208	$25,541
Non-DMV transaction-based	16,546	12,342	31,012	21,958
Portal software & services	4,707	3,404	8,668	5,883
Portal management	1,890	1,853	3,780	3,790
Total portal revenues	$39,482	$30,768	$76,668	$57,172

NIC INC. CONSOLIDATED BALANCE SHEETS (UNAUDITED) Thousands

	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$53,076	$68,632
Trade accounts receivable	41,228	38,964
Deferred income taxes, net	919	834
Prepaid expenses & other current assets	3,693	3,231
Total current assets	98,916	111,661

Property and equipment, net	6,726	6,428
Intangible assets, net	1,812	1,991
Deferred income taxes, net	3,313	3,285
Other assets	289	242
Total assets	$111,056	$123,607

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$38,408	$42,872
Accrued expenses	13,152	12,793
Other current liabilities	1,616	777
Total current liabilities	53,176	56,442

Other long-term liabilities	874	607
Total liabilities	54,050	57,049

Commitments and contingencies	-	-

Stockholders' equity:
Common stock, $0.0001 par, 200,000 shares authorized, 63,485 and 63,239 shares issued and outstanding	6	6
Additional paid-in capital	122,782	139,587
Accumulated deficit	(65,782)	(73,035)
Total stockholders' equity	57,006	66,558
Total liabilities and stockholders' equity	$111,056	$123,607

NIC INC. CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED) Thousands

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2010	63,239	$ 6	$ 139,587	$ (73,035)	$ 66,558
Net income	-	-	-	7,253	7,253
Cash dividends on common stock	-	-	(19,312)	-	(19,312)
Shares surrendered upon vesting of restricted stock to satisfy tax withholdings	(31)	-	(236)	-	(236)
Stock option exercises and restricted stock vestings	121	-	17	-	17
Stock-based compensation	-	-	1,983	-	1,983
Tax deductions relating to stock-based
compensation	-	-	61	-	61
Issuance of common stock under employee stock purchase plan	156	-	682	-	682
Balance, June 30, 2010	63,485	$ 6	$ 122,782	$ (65,782)	$ 57,006

NIC INC. CASH FLOW SUMMARY (UNAUDITED) Thousands

	Three-months Ended		Six-months ended
	June 30,		June 30,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income	$3,930	$4,731	$7,253	$7,509
Adjustments to reconcile net income to net cash provided by operating activities, excluding the effects of acquisition:
Amortization of acquisition-related intangible assets	80	629	161	629
Depreciation & amortization	1,090	1,004	2,172	1,940
Stock-based compensation expense	943	816	1,983	1,384
Deferred income taxes, net	(257)	774	(113)	2,392
Nonrecurring gain on acquisition of business (net of tax)	-	(2,184)	-	(2,184)
Loss on disposal of property and equipment	2	-	2	-
Changes in operating assets and liabilities, net of acquisition:
(Increase) in trade accounts receivable	(2,472)	(5,304)	(2,264)	(2,742)
(Increase) decrease in prepaid expenses & other current assets	1,407	434	(462)	308
(Increase) in other assets	(15)	(4)	(47)	(4)
Increase (decrease) in accounts payable	590	7,502	(4,464)	6,277
Increase in accrued expenses	2,064	3,279	123	1,768
Increase in other current liabilities	1,196	37	839	218
Increase (decrease) in other long-term liabilities	296	(153)	267	(278)
Net cash provided by operating activities	8,854	11,561	5,450	17,217
Cash flows from investing activities:
Purchases of property and equipment	(1,334)	(776)	(2,184)	(1,321)
Capitalized internal use software development costs	(135)	(156)	(270)	(265)
Acquisition of business	-	(1,500)	-	(1,500)
Net cash used in investing activities	(1,469)	(2,432)	(2,454)	(3,086)
Cash flows from financing activities:
Cash dividends on common stock	-	-	(19,312)	(19,150)
Proceeds from employee common stock purchases	-	-	682	465
Proceeds from exercise of employee stock options	17	27	17	27
Tax deductions related to stock-based compensation	-	917	61	917
Net cash provided by (used in) financing activities	17	944	(18,552)	(17,741)
Net increase (decrease) in cash and cash equivalents	7,402	10,073	(15,556)	(3,610)
Cash and cash equivalents, beginning of period	45,674	46,690	68,632	60,373
Cash and cash equivalents, end of period	$53,076	$56,763	$53,076	$56,763
Other cash flow information:
Income taxes paid	$-	$-	$3,137	$792

CONTACT:
NIC Inc.
Chris Neff, 435-901-3870
cneff@nicusa.com